Fourth-Quarter 2023 Earnings February 29, 2024 Exhibit 99.2

2 These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: 2024 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margins, earnings per share, net debt and leverage, free cash flow before dividends and the drivers thereof; capital allocation priorities, including expected share repurchase activity and future dividend increases; the impact related to future restructuring actions; the impact of macroeconomic factors; strategic priorities and initiatives, including the Brink’s Business System and transformation initiatives; and expected growth from the deployment of technology-enabled services, including digital retail solutions and ATM managed services. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward- looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com Safe Harbor Statements and Non-GAAP Results

3 Fourth-Quarter 2023 results • Reported revenue up 5%... +9% total organic growth with 21% of revenue in AMS/DRS • Profitability impacted by geopolitical and economic pressure in certain markets • Operating profit +1% to $190M… Adjusted EBITDA +2% to $252M, margin 20.2%... EPS +31% to $2.76 • Free cash flow of $177M… 70% conversion, 36% year-over-year growth Full-Year 2023 results • Reported revenue up 7%... +9% total organic growth including 21% from AMS / DRS now over $1B of total revenue • Operating profit +12% to $615M… Adjusted EBITDA +10% to $867M… EPS +23% to $7.35 • Free cash flow of $393M… 45% conversion, 93% year-over-year growth Meaningful Progress Executing our Strategy • Over $1B, and 21% of revenue from high margin AMS / DRS offerings, continued strong demand and pipeline momentum • Brink’s Business System delivering productivity and EBITDA margin expansion • Record free cash flow of $393M with conversion of 45% in 2023 • Disciplined Execution Against our Capital Allocation Priorities − Increased flexibility by lowering Net Debt to Adjusted EBITDA Leverage to 2.9X - within our targeted range − Returned $210M to our shareholders through our dividend and by repurchasing 2.3M shares - reducing share count by ~4% 2024 Guidance • Reported revenue between $5,075 - $5,225 supported by low to mid-teens organic growth – AMS / DRS double-digit organic growth • Adjusted EBITDA between $935 - $985M, margin expansion of ~80 bps • EPS between $7.30 - $8.00 • Free cash flow $415 - $465M, conversion from adjusted EBITDA of ~46% Key Messages Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com. (non-GAAP, $ millions, except EPS)

4 Full-Year 2023 Results (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2021 results in the Appendix. Constant currency represents 2023 results at 2022 exchange rates. 1. Excludes the impact of mark-to-market accounting related to equity investment in MoneyGram International, Inc. (MGI). 2021 included a gain of $16 million ($0.24 per share) in MGI stock, which was sold in July 2021 and had no impact on 2022 or 2023 results. 2. Conv ersion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. Revenue +7% Organic +9% Acq +2% FX (4%) EPS +23%Adj. EBITDA +10% $4,200 $4,536 $4,875 2021 2022 2023 Constant Currency +11% Constant Currency +19% Constant Currency +42% $4.51 Excl. MGI Gain1 $5.99 $7.35 $4.75 2021 2022 2023 $683 $788 $867 2021 2022 2023 17.8% Margin 17.4% Margin 16.3% Margin Free Cash Flow +93% Conversion of 45%2 $245 $203 $393 2021 2022 2023 45% CONV 26% CONV 36% CONV Record Revenue, Adjusted EBITDA, EPS and Free Cash Flow

5 Full-Year 2023 Results by Segment Note: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com. Constant currency represents 2023 results at 2022 exchange rates. $1,584 $1,601 2022 2023 $159 $185 20222023 10.0% Margin 11.6% Margin North America Revenue +1% Op Profit +16% Constant currency +1% +16% Organic +1% +16% Acq – +1% FX – – $1,211 $1,332 2022 2023 $278 $280 20222023 22.9% Margin 21.0% Margin Latin America Revenue +10% Op Profit +1% Constant currency +24% +28% Organic +23% +28% Acq – – FX (13%) (27%) $931 $1,137 2022 2023 $98 $125 20222023 10.6% Margin 11.0% Margin Europe Revenue +22% Op Profit +27% Constant currency +19% +23% Organic +8% +9% Acq +11% +14% FX 3% 4% $809 $804 2022 2023 $164 $164 20222023 20.2% Margin 20.4% Margin Rest of World Revenue (1%) Op Profit -% Constant currency +2% +3% Organic +3% +2% Acq/Disp (1%) +1% FX (3%) (3%) (Non-GAAP, $ millions)

6 $342 $424 $509 $567 $566 $683 $788 $867 ~ $960 11.7% 13.3% 14.8% 15.4% 15.3% 16.3% 17.4% 17.8% ~18.6% 2016 2017 2018 2019 2020 2021 2022 2023 2024 Target Historical Performance Establishes a Strong Foundation for 2024 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. At midpoint of guidance range. Adjusted EBITDA 1 Adj. EBITDA Margin 14% CAGR Pandemic Consistent Growth and Margin Expansion through Economic Cycles Expected Again in 2024 (Non-GAAP, $ millions)

7 $359 $530 $743 ~ $1,012 10% 13% 16% ~21% 22-23% 2020 2021 2022 2023 2024 AMS/DRS Cash & Valuables Mgmt AMS/DRS Percent of Total AMS/DRS Delivering Growth and Margin Improvement in 2023 • Q4 and FY 2023 organic growth of 7% and 6% respectively • Disciplined pricing offsetting economic impacts in certain markets and global services headwinds • Brink’s Business System driving operational excellence Cash & Valuables Management • Organic growth accelerated sequentially • Delayed installations in Q4, provide significant backlog into 2024 • Improving time to revenue – February best installation month on record in North America Digital Retail Solutions Customer Offerings ATM Managed Services • Increased global market presence and visibility • Key wins in Latin American and Europe building scale • Growing global pipeline of opportunities into 2024 Brink’s Revenue Mix AMS/DRS Revenue now exceeds $1B; Double-digit organic growth expected in 2024 2024 Target ($ millions)

8 Fourth-Quarter 2023 Results Record Revenue and Adjusted EBITDA (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2021 results in the Appendix. Constant currency represents 2023 results at 2022 exchange rates. 1. Conv ersion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. Revenue +5% Organic +9% Acq -% FX (4%) EPS +31%Adj. EBITDA +2% $1,098 $1,191 $1,246 2021 2022 2023 Constant Currency +8% Constant Currency +13% Constant Currency +54% $1.68 $2.10 $2.76 2021 2022 2023 $210 $247 $252 2021 2022 2023 20.2% Margin 20.8% Margin 19.1% Margin Free Cash Flow +36% Conversion of 70%1 $99 $130 $177 2021 2022 2023 70% CONV 53% CONV 47% CONV

9 $187 $31 $0 $219 ( $29 ) $190 2022 Op Profit Organic Acq / Disp* 2023 Constant Currency Op Profit FX 2023 Op Profit Fourth-Quarter Revenue and Operating Profit vs 2022 (non-GAAP, $ millions) Revenue Operating Profit $1,191 $65 $37 ( $2 ) $1,291 ( $46 ) $1,246 2022 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2023 Constant Currency Revenue FX 2023 Revenue 15.7% Margin 15.2% Margin % Change 17% 17% (16%) 1% 17.0% Margin Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2023 results at 2022 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. Strong Organic Growth and Continued Operational Improvements % Change (4%)9% -% 5%8% Organic +$102 +7% +17% -%

10 $190 ( $52 ) ( $42 ) $29 $3 $127 $53 $52 $42 ( $29 ) $7 $252 Op Profit Interest Expense Taxes Gain / (Loss) on Marketable Securities Other Income from Continuing Ops D&A Interest Expense Taxes (Gain) / Loss on Marketable Securities Stock Comp Adj. EBITDA Fourth-Quarter Adjusted EBITDA and EPS vs 2022 (non-GAAP, $ millions, except EPS) 45.9 million 47.5 million 20.2% Margin +2% Diluted Shares 15.2% Margin 2023 EPS: $2.76 2022 EPS: $2.10 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Vs. 2022 $2 ( $9 ) $2 $27 $4 $27 $4 $9 ( $2 ) ( $27 ) ( $6 ) $5

11 Record Free Cash Flow Generation (Non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. • Strong EBITDA growth driven by improving revenue mix, cost productivity, and benefits of restructuring activities • Significant working capital improvements • Reduced DSO • Local leadership ownership with the addition of a free cash flow performance metric in annual incentive plans • Improved CapEx efficiency - reduction as a percent of revenue • Cash interest up due to higher interest rates on floating rate debt Full Year 2023 Free Cash Flow conversion of 45% $170 $179 $206 $245 $203 $393 33% 32% 36% 36% 26% 45% 2018 2019 2020 2021 2022 2023 Free Cash Flow & FCF as % of Adj EBITDA

12 2023 Highlights • +$190M, a 93% YoY increase • FCF Conversion 45% of Adjusted EBITDA • More than half of free cash flow returned to shareholders Capital Allocation Priorities Remain Consistent Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Capital allocation priorities not shown in priority order. 1. Opex inv estments included in Adjusted EBITDA guidance. Disciplined capital allocation model expected to allow the flexibility to optimize shareholder returns $393M Free Cash Flow in 2023 • Targeting Capex less than 4% of revenue • Focus on deals with strong synergy potential that fit within our current footprint or service offerings • 2.9x Net debt to Adj. EBITDA at year-end2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments1 Dividends • $170M in 2023 • $500M authorization through 2025

2024 Guidance

Guidance Continues Growth in High Margin AMS/DRS Revenue

(non-GAAP, $ millions, except EPS)

	2023 Actual	2024 Guidance	Growth
Revenue	$4,875	$5,075 - 5,225	~ 6%
Adjusted EBITDA	$867	$935 - 985	~ 11%
Margin	17.8%	18.4% - 18.9%	
Free Cash Flow	$393	$415 - 465	~ 12%
FCF / EBITDA	45%	~ 46%	
EPS	$7.35	$7.30 - 8.00	~ 4%

- Strong organic growth - low to mid-teens
  - Mid-single digit organic growth netting the impact of expected Argentina currency headwinds
  - Double-digit organic growth expected in AMS/DRS
- EBITDA margin expansion driven by revenue growth, mix benefits, and continued productivity
- EPS growth impacted by non-repeating gains on sale of marketable securities in 2023

Notes: See detailed reconciliations of non-GAAP to GAAP 2023 results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions.

BRINKS 13

14 2024 Guidance Exceeds 2021 Investor Day Targets in Constant Currency 2024 Targets from 2021 Investor Day  Guidance exceeds constant currency target  Exceeds AMS/DRS Incremental by >$100M 2024 Guidance Midpoint Revenue $5.3-$5.5B $5.15B $500M Incremental >$600M IncrementalAMS/DRS Growth • Guidance exceeds constant currency target • Margin guidance exceeds target - better mix Adjusted EBITDA $1B $960M 18.5% 18.6%Margin Free Cash Flow $575M $440M 58% ~46%Conversion • Higher interest rates impacted FCF • All other metrics in line (i.e. Cash CapEx) (Non-GAAP, $ millions) >$400M FX Headwind >$120M FX Headwind ~$130M From Higher Interest Rates Notes: 2024 Targets from 2021 Investor Day reflect targets communicated during Brink’s investor day on December 15, 2021

Appendix

16 Our Strategic Pillars

17 $550 $120 $16 $686 ( $71 ) $615 2022 Op Profit Organic Acq / Disp* 2023 Constant Currency Op Profit FX 2023 Op Profit Full-Year Revenue and Operating Profit vs 2022 (non-GAAP, $ millions) Revenue Operating Profit $4,536 $241 $154 $106 $5,035 ( $161 ) $4,875 2022 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2023 Constant Currency Revenue FX 2023 Revenue 12.1% Margin 12.6% Margin % Change 22% 3% 25% (13%) 12% 13.6% Margin Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2023 results at 2022 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. % Change (4%)9% 2% 7%11% Organic +$394 +6% +21%

18 $615 ( $203 ) ( $118 ) $42 $8 $345 $211 $203 $118 ( $42 ) $33 $867 Op Profit Interest Expense Taxes Gain / (Loss) on Marketable Securities Other Income from Continuing Ops D&A Interest Expense Taxes (Gain) / Loss on Marketable Securities Stock Comp Adj. EBITDA Full-Year Adjusted EBITDA and EPS vs 2022 (non-GAAP, $ millions, except EPS) 46.9 million 47.8 million 17.8% Margin +10% Diluted Shares 12.6% Margin 2023 EPS: $7.35 2022 EPS: $5.99 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Vs. 2022 $65 ( $65 ) $12 $38 $8 $58 $22 $65 ( $12 ) ( $38 ) ( $16 ) $79

19 Fourth-Quarter 2023 Results by Segment ($ millions) Note: Constant currency represents 2023 results at 2022 exchange rates. $413 $404 2022 2023 $62 $62 2022 2023 15.1% Margin 15.3% Margin $312 $343 2022 2023 $84 $80 2022 2023 26.8% Margin 23.2% Margin $203 $204 2022 2023 $43 $43 2022 2023 21.2% Margin 21.0% Margin Latin America Revenue +10% Op Profit (5%) Constant currency +29% +31% North America Revenue (2%) Op Profit (1%) Constant currency (2%) (1%) Europe Revenue +12% Op Profit +7% Constant currency +7% +2% Rest of World Revenue –% Op Profit –% Constant currency +1% -% Organic (2%) (1%) Acq – – FX – – Organic +29% +31% Acq – – FX (19%) (35%) Organic +7% +2% Acq – – FX +6% +5% Organic +2% – Acq/Disp (1%) – FX – – $263 $294 2022 2023 $35 $38 2022 2023 12.9% Margin 13.4% Margin

Net Debt and Leverage

Reduced Leverage to 2.9x, Within Target Leverage Range

(Non-GAAP, $ millions)

Net Debt



$2,516
$2,521
Secured Net Debt
$1,524
$1,527
Unsecured Senior Notes[1]
$992
$994
12/31/2022 Actual
12/31/2023 Actual

Adjusted EBITDA and Financial Leverage

Leverage Ratio[2]	3.2	2.9
Adjusted Leverage Ratio[3]	3.1	
Secured Leverage Ratio[4]	2.1	1.8



Adjusted EBITDA
$815 3
$788
$867
2022 Actual
2023 Actual

Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com.
1. Net of unamortized debt issuance costs of $8 million as of 12/31/2022 and $6 million as of 12/31/2023.
2. Net Debt divided by Adjusted EBITDA.
3. Adjusted to include NoteMachine acquisition impact based on the fiscal year ended June 30, 2022, at exchange rates as of 9/30/2022.
4. Credit Facility leverage covenant calculation includes certain immaterial EBITDA adjustments and limits Secured Leverage Ratio to 3.5x.

BRINKS 20

21 2021 Non-GAAP Results Reconciled to GAAP (1 of 3) See slide 23 f or f ootnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) Q4 Full Year Operating profit (loss): GAAP 145.5$ 354.7 Reorganization and Restructuring(a) 7.9 43.6 Acquisitions and dispositions(a) 16.1 71.9 Argentina highly inflationary impact(a) 3.1 11.9 Chile antitrust matter(a) - 9.5 Internal loss(a) (18.7) (21.1) Non-GAAP 153.9$ 470.5 Interest expense: GAAP (29.2)$ (112.2) Acquisitions and dispositions(a) 0.2 1.3 Non-GAAP (29.0)$ (110.9) Taxes: GAAP 61.1$ 120.3 Retirement plans(c) 2.8 7.7 Reorganization and Restructuring(a) 2.5 11.7 Acquisitions and dispositions(a) (0.9) 2.5 Argentina highly inflationary impact(a) (0.2) (1.1) Internal loss(a) (0.5) (1.3) Deferred tax valuation adjustment(j) (12.8) (12.8) Income tax rate adjustment(b) (8.6) - Non-GAAP 43.4$ 127.0 2021 The 2024 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization, U.S. retirement plan costs and approved restructuring actions. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inf lationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024.

22 Q4 Full Year Income (loss) from continuing operations attributable to Brink's: GAAP 47.4$ 103.1 Retirement plans(c) 6.7 22.1 Reorganization and Restructuring(a) 5.4 31.4 Acquisitions and dispositions(a) 16.8 65.4 Argentina highly inflationary impact(a) 3.7 13.4 Chile antitrust matter(a) - 9.5 Internal loss(a) (18.2) (19.8) Deferred tax valuation adjustment(j) 12.8 12.8 Income tax rate adjustment(b) 8.0 - Non-GAAP 82.6$ 237.9 EPS: GAAP 0.97$ 2.06 Retirement plans(c) 0.14 0.44 Reorganization and Restructuring(a) 0.11 0.63 Acquisitions and dispositions(a) 0.34 1.31 Argentina highly inflationary impact(a) 0.08 0.27 Chile antitrust matter(a) - 0.19 Internal loss(a) (0.37) (0.40) Deferred tax valuation adjustment(j) 0.26 0.26 Income tax rate adjustment(b) 0.16 - Non-GAAP 1.68$ 4.75 Depreciation and Amortization: GAAP 61.4$ 239.5 Reorganization and Restructuring(a) 0.2 (0.3) Acquisitions and dispositions(a) (12.4) (47.8) Argentina highly inflationary impact(a) (0.6) (2.2) Non-GAAP 48.6$ 189.2 2021 2021 Non-GAAP Results Reconciled to GAAP (2 of 3) Amounts may not add due to rounding. See slide 23 f or f ootnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions, except for per share amounts)

2021 Non-GAAP Results Reconciled to GAAP (3 of 3 with 2016-2020 Adj EBITDA)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Full Year	2017 Full Year	2018 Full Year	2019 Full Year	2020 Full Year	2021 Q4	2021 Full Year
Revenues:							
GAAP	$ 3,020.6	$ 3,347.0	$ 3,488.9	$ 3,683.2	$ 3,690.9	$ 1,098.2	4,200.2
Venezuela operations[a]	(109.4)	(154.1)	(51.4)	-	-	-	-
Acquisitions and dispositions[a]	(2.8)	-	-	0.5	-	-	-
Internal loss[a]	-	-	-	(4.0)	-	-	-
Non-GAAP	$ 2,908.4	$ 3,192.9	$ 3,437.5	$ 3,679.7	$ 3,690.9	$ 1,098.2	4,200.2
Adjusted EBITDA[d]:							
Net income attributable to Brink's - GAAP	$ 34.5	$ 16.7	$ (33.3)	$ 29.0	$ 16.0	$ 49.6	105.2
Interest expense - GAAP	20.4	32.2	66.7	90.6	96.5	29.2	112.2
Income tax provision - GAAP	78.5	157.7	70.0	61.0	56.6	61.1	120.3
Depreciation and amortization - GAAP	131.6	146.6	162.3	185.0	206.8	61.4	239.5
EBITDA	$ 265.0	$ 353.2	$ 265.7	$ 365.6	$ 375.9	$ 201.3	577.2
Discontinued operations - GAAP	1.7	0.2	-	(0.7)	0.8	(2.2)	(2.1)
Retirement plans[c]	31.5	34.9	33.2	47.3	33.8	9.5	29.8
Venezuela operations[a][g]	(12.3)	(13.7)	(1.0)	0.9	-	8.1	42.8
Reorganization and Restructuring[a]	30.3	19.6	18.7	28.6	65.5	3.3	18.8
Acquisitions and dispositions[a]	16.4	3.2	28.1	56.8	53.0	-	-
Prepayment penalties[k]	-	8.3	-	-	-	-	-
Interest on Brazil tax claim[l]	-	1.6	-	-	-	-	-
Argentina highly inflationary impact[a]	-	-	7.5	12.7	8.8	2.9	10.1
Chile antitrust matter[a]	-	-	-	-	-	-	9.5
Internal loss[a]	-	-	-	20.9	6.9	(18.7)	(21.1)
Reporting compliance[a]	-	-	4.5	2.1	0.5	-	-
Gain on lease termination[h]	-	-	-	(5.2)	-	-	-
Loss on deconsolidation of Venezuela operations[i]	-	-	126.7	-	-	-	-
Income tax rate adjustment[b]	-	-	-	-	-	(0.6)	-
Share-based compensation[e]	9.5	17.7	28.3	35.0	31.3	6.1	34.0
Marketable securities (gain) loss[f]	(0.5)	(1.5)	(2.7)	2.9	(10.5)	(0.1)	(16.4)
Adjusted EBITDA	$ 341.6	$ 423.5	$ 509.0	$ 566.9	$ 566.0	$ 209.6	682.6

(a) See "Other Items Not Allocated To Segments" on slides 24-26 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
(b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 33.6% for 2021.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
(e) Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in 2018, and a $7.7 million non-GAAP adjustment in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
(f) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, and a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.
(g) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.6 million in the second half of 2018 and $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.
(h) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.
(i) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.
(j) There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results.
(k) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
(l) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

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24 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, $17.3 million in 2017, and an additional $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. We recognized charges of $7.6 million in 2018, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.

25 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non- GAAP results. These items are described below: 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. • We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. • Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. • We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

26 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. These amounts are excluded from non-GAAP results. Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease to bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018, 2019, 2020 and 2021 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018, $1.8 million in 2019, $0.5 million in 2020, and no significant amouns in 2021) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in 2019).

Non-GAAP Reconciliation – Cash Flows

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	Full Year 2018	Full Year 2019	Full Year 2020	Full Year 2021
Free cash flow before dividends				
Cash flows from operating activities				
Operating activities - GAAP	$ 364.1	$ 368.6	$ 317.7	$ 478.0
Venezuela operations	(0.4)	-	-	-
(Increase) decrease in restricted cash held for customers	(44.4)	(23.7)	(116.3)	(60.2)
(Increase) decrease in certain customer obligations[(a)]	1.7	(11.4)	6.5	(15.7)
G4S intercompany payments[(b)]	-	-	111.1	2.6
Operating activities - non-GAAP	$ 321.0	$ 333.5	$ 319.0	$ 404.7
Capital expenditures - GAAP	(155.1)	(164.8)	(118.5)	(167.9)
Proceeds from sale of property, equipment and investments	4.0	10.3	5.3	7.7
Free cash flow before dividends	$ 169.9	$ 179.0	$ 205.8	$ 244.5

(a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers' accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

(b) In the fourth quarter of 2020, we changed our definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. All previously disclosed information for all periods presented has been revised.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

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28 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) December 31, December 31, (In millions) 2022 2023 Debt: Short-term borrowings 47.2$ 151.7$ Long-term debt 3,355.6 3,379.6 Total Debt 3,402.8 3,531.3 Less: Cash and cash equivalents 972.0 1,176.6 Amounts held by Cash Management Services operations(a) (85.2) (166.2) Cash and cash equivalents available for general corporate purposes 886.8 1,010.4 Net Debt 2,516.0$ 2,520.9$ a) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the follow ing day and w e do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance w ith GAAP. We use Net Debt as a measure of our f inancial leverage. We believe that investors also may f ind Net Debt to be helpful in evaluating our f inancial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance w ith GAAP and should be review ed in conjunction w ith our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, w hich is the most directly comparable f inancial measure calculated and reported in accordance w ith GAAP, December 31, 2022 and December 31, 2023.